FOURTH AMENDMENT TO LETTER AGREEMENT

This Amendment to the Letter Agreement dated January 15, 1997 among Immtech International, Inc., The University of North Carolina at Chapel Hill and Pharm-Eco Laboratories, Inc. (The "Letter Agreement") is effective as of October 1, 1998.

                                    RECITALS

A. Immtech has not completed an IPO or the Alternative Financing required by Paragraph 1 of the Letter Agreement within the nine month period specified in Paragraph 10 thereof, as extended until February 28, 1999, permitting any of the parties to terminate the Letter Agreement as of the effective date of this Amendment.

B. Immtech has requested an extension of time to permit it to complete an IPO.

C. UNC and Pharm-Eco are willing to grant an extension of time to Immtech on the condition specified below.

                                    AGREEMENT

1. In return for Immtech agreeing to pay upon the completion of the IPO a $100,000 Research Grant to Dr. Richard Tidwell's laboratory at UNC for the quarter period January-March, 1999, UNC and Pharm-Eco agree to extend the Letter Agreement until March 31, 1999, to allow Immtech time to complete the IPO. Immtech will be given an automatic extension of up to two additional weeks, if the SEC or NASD response to Immtech submission is latter than 30 days from the original submission date of February 11, 1999. This Research Grant will be in addition to Immtech's obligation to provide Research Grants as described in the Letter Agreement and subsequently amended.

2. Capital terms used herein have the same meaning given in the Letter
Agreement.

3. Other than as amended herein and in the prior Amendments effective October 15, 1997, the Second Amendment effective January 15, 1998, and in the Third Amendment effective January 15, 1999, the Letter Agreement remains in full force and effect.

The University of North     Pharm-co Laboratories, Inc.   Immtech International,
Carolina at Chapel Hill                                   Inc.

By: /s/ Francis J. Meyer    By: /s/ [Illegible]           By: /s/ [Illegible]
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    Francis J. Meyer, Ph.D.
    Director, Office of Tech-
Title: nology Development   Title: Core Team              Title: President & CEO
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Date: March 6, 1999         Date: March 8, 1999           Date: March 5, 1999
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